EXHIBIT 4 ( d )

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NEITHER THIS WARRANT NOR THE SHARES ISSUABLE ON THE EXERCISE THEREOF HAVE BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES
ACT"); AND THIS WARRANT IS NOT TRANSFERABLE EXCEPT ON DEVOLUTION OF SUCH WARRANT BY OPERATION OF THE LAWS OF DESCENT AND DISTRIBUTION IN THE EVENT OF THE DEATH OR ADJUDICATED INCOMPETENCE OF THE HOLDER.


No.  WA-__________                            3-Year Warrant to purchase
                                        *60,000* shares (subject to adjustment)
Dated: _____________, 1996                 of common stock, $.10 par value, of
                                              Corniche Group Incorporated

                     VOID AFTER ______________, 1999

                       CORNICHE GROUP INCORPORATED

         Non-Transferable, Redeemable Common Stock Purchase Warrant

     Corniche Group Incorporated (hereby called the "Company"), a Delaware corporation, hereby certifies that, for and in consideration of the sum of $1,000:


                  ______________________________________________
                                      (Name)


                  ______________________________________________
                                 (Street and No.)


                   ______________________________________________
                             (City, State and Zip Code)


                   ______________________________________________
                  (Social Security No. or Federal Employer ID No.)


                   ______________________________________________
                                  (Date of Birth)

is entitled to purchase from the Company, at any time or from time to time, subsequent to the date of issuance hereof and before 3:00 P.M. New York local time on _________, 1999 (the "Exercise Period"), subject to prior redemption by the Company, an aggregate of up to 60,000 fully paid and non-assessable shares (the number or character of such shares being subject to adjustment as provided below) of the common stock, $.10 par value per share, of the Company (the "Underlying Shares") on the payment therefor of $.50 for each share of the common stock subscribed for and purchased, upon the surrender of this warrant duly signed by the registered holder hereof or assigns at the time of subscription, accompanied by payment of the total subscription price in cash or by certified check or bank draft payable to the order of the Company, upon the terms and subject to the conditions hereinafter set forth.

     1. Notice of Exercise. Notice of intention to exercise any of the purchase rights evidenced by this warrant must be given during the Exercise Period by written notice addressed to the Company at its principal office or by written notice addressed to its duly designated and acting agent, if any, at least 10 days prior to any intended exercise. Such notice shall specify the date on which purchase rights are to be exercised and the number of shares of the common stock to be purchased on that date.


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     2.     Exercise of Warrant.  On or before the date of exercise specified in such notice given during the Exercise Period, the holder shall surrender this warrant (in negotiable form, if not surrendered by the holder named above) to the principal office of the Company, or to that of its duly designated and acting agent with the exercise form attached to this warrant duly signed together with the purchase price of the common stock represented by certified or official bank check on New York Clearing House funds payable to the order of the Company, in the amount of the said purchase price.

     3. Delivery of Stock Certificates on Exercise. As soon as practicable after the exercise of this warrant and payment of the purchase price, and in any event no later than 10 days thereafter, the Company or its duly designated and acting agent, if any, will cause to be issued in the name of and delivered to the holder hereof, or such holder's nominee or nominees, a certificate or certificates for the number of full shares of the common stock of the Company to which such holder shall be entitled upon such exercise. In case, between the date of such exercise and the date on which such certificate or certificates are issued, the record holder of such shares shall become entitled to any dividend or other right, the Company will forthwith pay or cause to be paid in cash to the holder hereof the amount of such dividend, or transfer to the holder hereof such right, as the case may be. No fraction of a share or scrip certificate for such fraction shall be issued upon the exercise of this warrant; in lieu thereof, the Company will pay or cause to be paid to such holder cash equal to a like fraction at the then prevailing market price for such share as determined by the Company.

     4. Partial Exercise of a Warrant. In case this warrant shall be exercised for less than the full number of shares to which the holder is entitled the Company, at its expense, will issue, or will cause to be issued and delivered to the holder hereof, a new warrant or warrants of like tenor issued in said holder's name, representing the unexercised warrants.

     5. Dividends in Stock, Property, Reclassifications. In case at any time or from time to time the holders of the common stock of the Company (or any other shares of stock or other securities at that time receivable upon exercise of this warrant) shall have received, or as of a record date shall have become entitled to receive other or additional or less stock or other securities or property (other than cash) without payment therefor (whether through a dividend in stock of any class of stock of the Company or any other corporation, or a dividend in any securities or property other than cash, or through stock split, spin-off, reclassification, combination, of shares or otherwise), then and in each such case the holder of this warrant upon the exercise thereof and upon the payment of the sum obtained by multiplying (a) the number of shares of the common stock of the Company called for on the face of this warrant by (b) the purchase price per share obtaining on the date of such event, as hereinabove provided, shall be entitled to receive, in lieu of the shares called for hereby, the stock or other securities of property which said holder would hold on the date of such exercise, if, from the date hereof to and including such date, he had been the holder of record of the number of shares of the common stock of the Company called for on the face of this warrant and had retained such shares and all such other or additional or less stock and other securities and property receivable in respect of such shares. In case of the partial exercise of this warrant under such circumstances, the number of shares of stock which would have been receivable upon the full exercise of this warrant, computed as provided above, shall be proportionately reduced.

     6. Reorganization, Consolidations, Mergers. In case of any reorganization of the Company, or any other corporation, the stock or securities of which are at the time deliverable on the exercise of this warrant, or in case the Company or such other corporation shall consolidate with or merge into another corporation, or convey all or substantially all of its assets to another corporation, the holder of this warrant, upon the exercise hereof and upon the payment of the sum obtained by multiplying (a) the number of shares of the Company called for on the face of the warrant by
(b) the purchase price per share obtaining on the date of such event, as hereinabove provided, shall be entitled to receive, in lieu of the shares theretofore called for hereby, the stock or other securities or property to which such holder would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if he had purchased the shares called for hereby immediately prior thereto; and in such case, the provisions of this warrant shall be applicable to the shares of stock or other securities or property thereafter deliverable upon the exercise of this warrant. In the case of the partial exercise of this warrant under such circumstances, the number of shares of stock or other securities or property which would have been receivable upon the full exercise of this warrant, and the sum payable therefor, shall be proportionately reduced.

     7. Redemption Of Warrants. The unexercised portions, if any, of the warrants are redeemable at the option of the Company at a price of $.075 per Underlying Share at any time during a period of one hundred twenty days commencing on the date hereof (the "Redemption Period"). If the Company shall elect to redeem warrants as permitted by this Section 7, notice of redemption shall be given to the holders of all outstanding warrants to whom the redemption shall apply by mailing, by regular first class or certified mail or by recognized courier service, a notice of such redemption, accompanied by payment in full therefor by check or draft at the rate herein provided, to their last addresses as they shall appear upon the Company's registry books. The date of the mailing of such notice and payment shall be deemed the effective date of such redemption (the "Redemption Date") whereupon, as of the close of business on the Redemption Date, the warrants which shall have been thus redeemed shall be null, void and of no further force and effect.

     8. Lost, Stolen, Destroyed or Mutilated Warrants. Upon receipt by the Company or its duly designated and acting agent, if any, of evidence satisfactory (in the exercise of reasonable discretion) to each of them of the ownership of and the loss, theft or destruction or mutilation of this or any warrant and (in the case of loss, theft or destruction) of indemnity satisfactory (in the exercise of reasonable discretion) to each of them, and (in the case of mutilation) upon the surrender and cancellation thereof, the Company or its duly designated and acting agent will issue and deliver, in lieu thereof, a new warrant of like tenor.

     9. Transferability. This warrant has not been registered under the Securities Act; and is not transferable except on devolution of such warrant by operation of the laws of descent and distribution in the event of the death or adjudicated incompetence of the holder. Neither this warrant nor any shares of common stock issued by reason of the exercise thereof shall be pledged, hypothecated, made the subject of a security interest or otherwise lodged as collateral to secure or guaranty the payment or performance of any debt, indemnity, cause, claim, demand or other obligation of any kind, in furtherance of which the certificate(s) evidencing any such shares of common stock shall bear a restrictive legend reciting the proscription set forth above.

     10. Piggyback Registration Rights. If at any time, or from time to time, commencing on the date of issuance hereof and ending three years after the date of issuance hereof, the Company proposes to file a registration statement with the Securities and Exchange Commission with respect to the sale of any securities of the Company, the Company will, at least thirty (30) days prior to such filing, give written notice thereof to the holders of this warrant and the holders of the Underlying Shares and if, within twenty (20) days after receipt of such notice, such holders request inclusion in such registration statement of the Underlying Shares, the Company will use its best efforts to include the Underlying Shares in such registration statement. The Company will pay and bear all costs and expenses in connection with registering such Underlying Shares.

     11. Miscellaneous. This warrant shall not be valid for any purpose unless signed by an authorized officer of the Company and countersigned by the duly designated and acting agent, if any. This warrant does not confer upon the holder any right to vote or to consent or to receive notice as a stockholder of the Company.

     12. Headings. The headings in this warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

     13. Expiration. This warrant will be wholly void and of no effect after 3 P.M., New York local time, on the expiration date set forth on the first page hereof.

     14. Law Governing. This warrant shall be construed and enforced in accordance with and governed by the laws of the State of New Jersey.

     15. Savings Clause. If any provision of this warrant, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this warrant, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

                                            CORNICHE GROUP INCORPORATED



                                          By_______________________________
                                             JAMES J. FYFE, Vice President

ATTEST:


_______________________________
                    , Secretary

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